UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today Air Products and Chemicals, Inc. ("Company") announced that John P. Jones III, chairman and chief executive officer, will retire as chief executive officer effective October 1, 2007. Mr. Jones will continue to serve as chairman of the Company’s Board of Directors for a transition period to end on March 31, 2008.

The Company also announced that the Board of Directors elected John E. McGlade, the Company’s president and chief operating officer, to succeed Mr. Jones as chief executive officer, effective October 1, 2007. Mr. McGlade, age 53, joined Air Products in 1976 in the Company's career development program and subsequently held various positions within its Gases business, including both domestic and international assignments. He was named general manager of the Chemical and Process Industries Division in 1994 and vice president of the division in 1996. In 2001, he became general manager and vice president of the Performance Materials Division. He became group vice president for the Company's worldwide Chemicals Group in 2003 and assumed his current position in 2006.

The Company’s Board of Directors also elected Mr. McGlade to the Board of Directors, effective as of the close of business on May 17, 2007, for a term expiring at the Company’s annual meeting of shareholders in January 2009. Mr. McGlade will not be a member of any committees of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2007, the Company’s Board of Directors adopted amendments to the Company’s by-laws. The amendments revise the description of the officers of the Company and other provisions to clarify that separate persons may hold the offices of chairman of the Board of Directors and chief executive officer.

Item 9.01 Financial Statements and Exhibits.

Bylaws as amended effective May 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

May 18, 2007	By:	Paul E. Huck

Name: Paul E. Huck
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	By-laws as amended effective May 17, 2007.